                                AMENDMENT NO. 14
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of May 29, 2009 amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds, a Delaware statutory trust, and Invesco Aim Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add a new portfolio - AIM Balanced-Risk Allocation Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                          EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                          ------------------------------------
AIM Balanced-Risk Allocation Fund     May 29, 2009
AIM China Fund                        March 31, 2006
AIM Developing Markets Fund           September 1, 2001
AIM Global Health Care Fund           September 1, 2001
AIM International Total Return Fund   March 31, 2006
AIM Japan Fund                        March 31, 2006
AIM LIBOR Alpha Fund                  March 31, 2006
AIM Trimark Endeavor Fund             November 3, 2003
AIM Trimark Fund                      November 3, 2003
AIM Trimark Small Companies Fund      November 3, 2003

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                        AIM BALANCED-RISK ALLOCATION FUND

NET ASSETS                                                          ANNUAL RATE*
----------                                                          ------------
First $250 million...............................................       0.95%
Next $250 million................................................      0.925%
Next $500 million................................................       0.90%
Next $1.5 billion................................................      0.875%
Next $2.5 billion................................................       0.85%
Next $2.5 billion................................................      0.825%
Next $2.5 billion................................................       0.80%
Over $10 billion.................................................      0.775%

* To the extent AIM Balanced-Risk Allocation Fund invests its assets in Invesco Aim Cayman Commodity Fund I Ltd., a direct wholly-owned subsidiary of AIM Balanced-Risk Allocation Fund, the Advisor shall not collect the portion of the advisory fee that the Advisor would otherwise be entitled to collect from AIM Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Advisor receives from Invesco Aim Cayman Commodity Fund I Ltd.

                                 AIM CHINA FUND
                           AIM DEVELOPING MARKETS FUND
                                 AIM JAPAN FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                          -----------
First $250 million...............................................      0.935%
Next $250 million................................................       0.91%
Next $500 million................................................      0.885%
Next $1.5 billion................................................       0.86%
Next $2.5 billion................................................      0.835%
Next $2.5 billion................................................       0.81%
Next $2.5 billion................................................      0.785%
Over $10 billion.................................................       0.76%

                           AIM GLOBAL HEALTH CARE FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                          -----------
First $350 million...............................................       0.75%
Next $350 million................................................       0.65%
Next $1.3 billion................................................       0.55%
Next $2 billion..................................................       0.45%
Next $2 billion..................................................       0.40%
Next $2 billion..................................................      0.375%
Over $8 billion..................................................       0.35%

                       AIM INTERNATIONAL TOTAL RETURN FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                          -----------
First $250 million...............................................       0.65%
Next $250 million................................................       0.59%
Next $500 million................................................      0.565%
Next $1.5 billion................................................       0.54%
Next $2.5 billion................................................      0.515%
Next $5 billion..................................................       0.49%
Over $10 billion.................................................      0.465%

                              AIM LIBOR ALPHA FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                          -----------
First $1 billion.................................................       0.45%
Next $4 billion..................................................      0.425%
Over $5 billion..................................................       0.40%

                            AIM TRIMARK ENDEAVOR FUND
                        AIM TRIMARK SMALL COMPANIES FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                          -----------
First $250 million...............................................      0.745%
Next $250 million................................................       0.73%
Next $500 million................................................      0.715%
Next $1.5 billion................................................       0.70%
Next $2.5 billion................................................      0.685%
Next $2.5 billion................................................       0.67%
Next $2.5 billion................................................      0.655%
Over $10 billion.................................................       0.64%

                                AIM TRIMARK FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                          -----------
First $250 million...............................................       0.80%
Next $250 million................................................       0.78%
Next $500 million................................................       0.76%
Next $1.5 billion................................................       0.74%
Next $2.5 billion................................................       0.72%
Next $2.5 billion................................................       0.70%
Next $2.5 billion................................................       0.68%
Over $10 billion.................................................       0.66%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                             AIM INVESTMENT FUNDS


Attest: /s/ P. Michelle Grace                By: /s/ John M. Zerr
        ----------------------------------       -------------------------------
        Assistant Secretary                      John M. Zerr
                                                 Senior Vice President

(SEAL)

                                             INVESCO AIM ADVISORS, INC.


Attest: /s/ P. Michelle Grace                By: /s/ John M. Zerr
        ----------------------------------       -------------------------------
        Assistant Secretary                      John M. Zerr
                                                 Senior Vice President

(SEAL)